SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 12, 2004


                          Level 3 Communications, Inc.
                     --------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                                        47-0210602
         ------------                                  -------------------
(State or other jurisdiction of                           (IRS Employer
incorporation or organization)                         Identification No.)


1025 Eldorado Blvd., Broomfield, Colorado                      80021
-----------------------------------------                   ----------
(Address of principal executive offices)                    (Zip Code)


                                  720-888-1000
                                  ------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01. Other Events

(a) On November 12, 2004, Level 3 Communications, Inc. ("Level 3") issued a press release relating to the commencement of a private offering to "qualified institutional buyers" as defined in Rule 144A under the Securities Act of 1933 of $200 million aggregate principal amount of a new series of its Convertible Senior Notes due 2011 (the "Notes"). The Notes will be convertible into Level 3's common stock at a conversion price to be determined. Level 3 intends to grant the initial purchasers a 30-day option to purchase up to $40 million aggregate principal amount of additional Notes. Level 3 intends to use a portion of the net proceeds from the Convertible Senior Notes, together with borrowings under a $450 million senior secured term loan that is expected to be entered into by its subsidiary, Level 3 Financing, Inc., to fund the purchase of certain debt securities due 2008 pursuant to Level 3's currently pending debt tender offers. Level 3 intends, but is not obligated to use a portion of the net proceeds from the offering of the Notes to enter into call spread options on its common stock, which transactions are designed to enable the company to limit dilution from the conversion of the Notes.

This press release is filed as Exhibit 99.1 to this Current Report and incorporated by reference as if set forth in full.

(b) Level 3 is providing the following updated information with respect to certain regulatory matters.

Regulation

     Federal Regulation

The Federal Communications Commission or the FCC has jurisdiction over interstate and international telecommunications services, among other things. The FCC imposes extensive regulations on common carriers such as incumbent local exchange carriers or ILECs that have some degree of market power. The FCC imposes less regulation on common carriers without market power, such as the Company. The FCC permits these non-dominant carriers to provide domestic interstate services (including long distance and access services) without prior authorization; but it requires carriers to receive an authorization to construct and operate telecommunications facilities and to provide or resell telecommunications services, between the United States and international points. The Company has obtained FCC approval to land its transatlantic cable in the U.S. The Company has obtained FCC authorization to provide international services on a facilities and resale basis. Under the Telecommunications Act of 1996 or the 1996 Act, any entity, including cable television companies, and electric and gas utilities, may enter any telecommunications market, subject to reasonable state regulation of safety, quality and consumer protection. Because implementation of the 1996 Act is subject to numerous


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federal and state policy rulemaking proceedings and judicial review, there is still uncertainty as to what impact it will have on the Company. The 1996 Act is intended to increase competition. The 1996 Act opens the local services market by requiring ILECs to permit competitive carriers to interconnect to their networks and requires them to lease certain parts of their networks at FCC-regulated (generally cost-based) rates; it also establishes requirements applicable to all local exchange carriers.

     o Reciprocal Compensation. Requires all ILECs and CLECs to complete calls originated by competing carriers under reciprocal arrangements at prices based on a reasonable approximation of incremental cost or through mutual exchange of traffic without explicit payment.

     o Resale. Requires all ILECs and CLECs to permit resale of their telecommunications services without unreasonable restrictions or conditions. In addition, ILECs are required to offer wholesale versions of all retail services to other telecommunications carriers for resale at discounted rates, based on the costs avoided by the ILEC in the wholesale offering.

     o Interconnection. Requires all ILECs to permit interconnection at any technically feasible point within their networks, on nondiscriminatory terms and at prices based on cost (which may include a reasonable profit). At the option of the carrier seeking interconnection, colocation of the requesting carrier's equipment in an ILEC's premises must be offered, except where the ILEC can demonstrate space limitations or other technical impediments to colocation.

     o Unbundled Access. Requires all ILECs to provide nondiscriminatory access to specified unbundled network elements (including certain network facilities, equipment, features, functions, and capabilities) at any technically feasible point within their networks, on nondiscriminatory terms and at prices based on cost (which may include a reasonable profit).

     o Number Portability. Requires all ILECs and CLECs to permit, to the extent technically feasible, users of telecommunications services to retain existing telephone numbers without impairment of quality, reliability or convenience when switching from one telecommunications carrier to another.

     o Dialing Parity. Requires all ILECs and CLECs to provide "1+" equal access to competing providers of telephone exchange service and toll service, and to provide nondiscriminatory access to telephone numbers, operator services, directory assistance, and directory listing, with no unreasonable dialing delays.

     o Access to Rights-of-Way. Requires all local exchange carriers (including ILECs and CLECs) or any other public utility that owns or controls poles, conduits, ducts, or rights of way used in whole or in part for wire communications, to permit competing carriers (and cable television systems) access to poles, ducts, conduits and rights-of-way at regulated prices. CLEC rates for access to poles, ducts, conduits and rights-of-way, however, are not regulated.

     Generally speaking, CLEC access to ILEC networks and utility poles are implemented through individual negotiations, which are governed by the Telecom Act and applicable FCC Rules. Under the Telecom Act, CLEC access to ILEC networks is heavily regulated and the rules governing that access have been contentious. Over the past several years, however, the United States Supreme Court has affirmed FCC jurisdiction over ILEC unbundling, certain specific unbundling requirements and the FCC's authority to set the mechanism which governs the rates ILECs may charge for interconnection and unbundling.

     On August 21, 2003, the FCC issued new rules, in a proceeding known as the "UNE Triennial Review", governing ILEC obligations to provide unbundled network elements or UNEs to CLECs at cost-based rates. These rules were issued in response to a May 24, 2002 decision in which the United States Court of Appeals for the D.C. Circuit (or D.C. Circuit) overturned two earlier FCC decisions establishing ILEC unbundling obligations. The FCC's August 2003 order, also known as the "Triennial Review Order" or "TRO" eliminated some


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ILEC unbundling requirements, limited others, and delegated to state public utility commissions the task of determining whether ILECs must still unbundle specific network elements on a route-specific basis.

     On March 2, 2004, the D.C. Circuit, in a case entitled USTA v. FCC, vacated much of the FCC's unbundling determinations contained in its August 21, 2003 TRO. The court specifically vacated the FCC's delegation of power to state public utility commissions for determining where competitive "impairment" existed such that ILECs should be required to provide CLECs access to UNEs. The court additionally vacated the FCC's interpretation of what constitutes "impairment", resulting in a determination that almost all of the FCC's rules requiring ILEC unbundling of loops, transport and other network elements are no longer valid. On August 20, 2004, the FCC released an Order adopting interim UNE rules and issued a Notice of Proposed Rulemaking ("NPRM") for final UNE rules. The interim rules contemplate a standstill for six months (up to and including March 2005) after which some UNEs may no longer be available and, for those UNEs that remain, some price increases likely will be permitted. On August 24. 2004, Verizon, Qwest, and the United States Telecom Association filed a petition for a writ of mandamus with the D.C. Circuit asking the court to vacate the FCC's standstill and interim rules and to direct the FCC to implement new rules that comply with the mandate of USTA v. FCC. On October 7, 2004, the D.C. Circuit issued a decision that, in essence, holds the mandamus petition in abeyance until January 4, 2005, allowing the FCC to follow through on its commitment to complete new UNE rules by the end of 2004.

     To the limited extent that the Company relies upon unbundled network elements, therefore, the Company cannot at this time assess how the DC Circuit's opinion in USTA v. FCC will impact its business.

     The 1996 Act also codifies the ILECs' equal access and nondiscrimination obligations and preempts inconsistent state regulation. The 1996 Act contains special provisions that modify previous court decrees that prevented RBOCs from providing long distance services and engaging in telecommunications equipment manufacturing. These provisions permit a RBOC to enter the long distance market in its traditional service area if it satisfies several procedural and substantive requirements, including obtaining FCC approval upon a showing that the RBOC has entered into interconnection agreements (or, under some circumstances, has offered to enter into such agreements) in those states in which it seeks long distance relief, the interconnection agreements satisfy a 14-point "checklist" of competitive requirements, and the FCC is satisfied that the RBOC's entry into long distance markets is in the public interest. As of January 1, 2004, Qwest, Verizon, BellSouth and SBC Communications had received authority to enter the long distance market in the in-region service territories.

     In October 1996, the FCC adopted an order in which it eliminated the requirement that non-dominant carriers such as the Company maintain tariffs on file with the FCC for domestic interstate services. On February 13, 1997, the D.C. Circuit stayed implementation of the FCC order. On April 28, 2000, all litigation with respect to the FCC's order was resolved in favor of the FCC. As a result, a deadline of August 1, 2001, was established for non-dominant carriers, such as the Company, to eliminate tariffs for interstate end user services. In March 2001, the FCC also ordered that all non-dominant interexchange carriers detariff international interexchange services by January 28, 2002.


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     Pursuant to these orders, the Company cancelled its tariff for domestic interstate and international private line services effective July 31, 2001. The Company's state tariffs remain in place. While tariffs provided a means of providing notice of prices as well as terms and conditions for the provision of service, the Company has historically relied primarily on its sales force and marketing activities to provide information to its customers regarding these matters and expects to continue to do so. Further, in accordance with the FCC's orders the Company maintains a schedule of its rates, terms and conditions for its domestic and international private line services on its website at www.leve13.com.

     Beginning in June 1997, every RBOC advised CLECs that they did not consider calls in the same local calling area from their customers to CLEC customers, who are ISPs, to be local calls under the interconnection agreements between the RBOCs and the CLECs. The RBOCs claim that these calls are exchange access calls for which exchange access charges would be owed. The RBOCs claimed, however, that the FCC exempted these calls from access charges so that no compensation is owed to the CLECs for transporting and terminating such calls. As a result, the RBOCs threatened to withhold, and in many cases did withhold, reciprocal compensation for the transport and termination of such calls. To date, thirty-six state commissions have ruled on this issue in the context of state commission arbitration proceedings or enforcement proceedings. In thirty-three states, to date, the state commission has determined that reciprocal compensation is owed for such calls. Several of these cases are presently on appeal. Reviewing courts have upheld the state commissions in eleven decisions rendered to date on appeal. Decisions in the Third, Fourth, Fifth and Seventh U.S. Circuit Courts of Appeal have affirmed the reviewing courts and upheld state determinations that reciprocal compensation is owed for ISP bound traffic. On February 25, 1999, the FCC issued a Declaratory Ruling on the issue of inter-carrier compensation for calls bound to ISPs. The FCC ruled that the calls are largely jurisdictionally interstate calls, not local calls. The FCC, however, determined that this issue was not dispositive of whether intercarrier compensation is owed.

     The FCC noted a number of factors which would allow the state commissions to leave their decisions requiring the payment of compensation undisturbed. That decision was appealed to the D.C. Circuit which held on appeal that the FCC had failed to adequately support its conclusions under the requirements of the 1996 Act. On April 18, 2001, the FCC adopted a new order regarding intercarrier compensation for ISP-bound traffic. In that Order, the Commission set out to address the issues raised by the D.C. Circuit and established a new intercarrier compensation mechanism for ISP-bound traffic with declining rates over a three year period. In addition to establishing a new rate structure, the Commission capped through 2003 the amount of ISP bound traffic that would be "compensable" and prohibited payment for ISP-bound traffic to carriers entering new markets. The April 2001 order was appealed to the D.C. Circuit. On May 3, 2002, the Court of Appeals released its decision, finding that the FCC had failed to justify its reliance on Section 251(g) of the Communications Act in adopting its new intercarrier compensation regime. The court found that the FCC had not provided an adequate legal basis for its ruling, and therefore remanded the matter to the FCC for further explanation as to the legal theory supporting the FCC's rules. In the interim, the court let the FCC's rules stand on the ground that the FCC may likely have authority on other legal grounds to adopt those rules. It is unclear when the FCC will issue revised findings in response to the latest remand. On October 8, 2004, the FCC adopted an order in response to a July 2003 Petition for Forbearance filed by Core Communications ("Core Petition") asking the FCC to forbear from enforcing the rate caps,


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growth cap, and new market and mirroring rules of the ISP Remand Order. The FCC granted the Core Petition with respect to the growth cap and the new market rules, but denied the Petition as to the rate caps and mirroring rules ("Core Order"). The FCC has an open proceeding to address intercarrier compensation, including compensation for traffic to ISPs.

     Prior to 2004, the Company entered into agreements providing for payment of compensation for terminating ISP-bound traffic with Verizon, in its former Bell Atlantic operating territory, with SBC Corporation for the 13-state operating territory that includes its affiliates Pacific Bell, Southwestern Bell, Ameritech and Southern New England Telephone, and with BellSouth in its nine-state operating territory. The Company also entered into interconnection agreements with Qwest, Cincinnati Bell Telephone, and Sprint that reflect the intercarrier compensation rates adopted by the FCC in its ISP Remand Order in April 2001. Given the general uncertainty surrounding the effect of these decisions, appeals, and the remand, the Company may have to change how it treats the compensation it receives for terminating calls bound for ISP-bound traffic if the agreements under which compensation is paid provides for the incorporation of changes in FCC rules and regulations.

     On June 10, 2003, Verizon notified Level 3 of its intention to invoke the intercarrier compensation regime in the FCC's ISP Order on Remand with respect to traffic exchanged under the companies' interconnection agreements. The effect of this decision on the compensation each carrier receives from the other for terminating traffic is uncertain. In addition, the interconnection agreement between Level 3 and BellSouth expired on December 31, 2003. BellSouth has expressed its intention to invoke the FCC's ISP Order on Remand. In February 2004, the Company filed petitions for arbitration with BellSouth in nine states. Those petitions were withdrawn in May 2004 when Bell South and Level 3 reached a new interconnection agreement that incorporated the terms of the ISP Remand Order. Then in September 2004, Level 3 and Verizon amended their existing interconnection agreement to establish intercarrier compensation terms. In late 2003, Level 3 and SBC reached a separate agreement continuing payment for the exchange of ISP-bound traffic that could run through the end of 2004. SBC and Level 3 are currently in 13 arbitrations over the terms of the successor interconnection agreement. Until final decisions are reached in those proceedings, the Company cannot assess the impact of those decisions on the Company's business.

     In December 1996, the FCC initiated a Notice of Inquiry regarding whether to impose regulations or surcharges upon providers of Internet access and information services (the Internet NOI). The Internet NOI sought public comment upon whether to impose or continue to forebear from regulation of Internet and other packet-switched network service providers. The Internet NOI specifically identifies Internet telephony as a subject for FCC consideration. On April 10, 1998, the FCC issued a Report to Congress on its implementation of the universal service provisions of the 1996 Act. In that Report, the FCC stated, among other things, that the provision of transmission capacity to ISPs constitutes the provision of telecommunications and is, therefore, subject to common carrier regulations. The FCC indicated that it would reexamine its policy of not requiring an ISP to contribute to the universal service mechanisms when the ISP provides its own transmission facilities and engages in data transport over those facilities in order to provide an information service. Any such contribution by a facilities based ISP would be related to the ISP's provision of the underlying telecommunications services. In the Report, the FCC also indicated that it would examine the question of whether certain forms of "phone-to-


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phone Internet Protocol telephony" are information services or telecommunications services. It noted that the FCC did not have an adequate record on which to make any definitive pronouncements on that issue at this time, but that the record the FCC had reviewed suggests that certain forms of phone-to-phone Internet Protocol telephony appear to have similar functionality to non-Internet Protocol telecommunications services and lack the characteristics that would render them information services. If the FCC were to determine that certain Internet Protocol telephony services are subject to FCC regulations as telecommunications services, the FCC noted it may find it reasonable that the ISPs pay access charges and make universal service contributions similar to non-Internet Protocol based telecommunications service providers. The FCC also noted that other forms of Internet Protocol telephony appear to be information services.

Regulation of Voice over Internet Protocol (VoIP)

     Federal and State

     Due to the growing acceptance and deployment of VoIP services, the FCC and state public utility commissions are conducting regulatory proceedings that could affect the regulatory duties and rights of entities such as Level 3 or its affiliates that provide IP-based voice applications. There is regulatory uncertainty as to the imposition of access charges and other taxes, fees and surcharges on VoIP services that use the public switched telephone network. There is regulatory uncertainty as to the imposition of traditional retail, common carrier regulation on VoIP products and services. The FCC has initiated a rulemaking proceeding to consider changes in FCC rules for IP-based voice services. The FCC has indicated that this rulemaking may address, among other things, 911 requirements, disability access requirements, access charges, and universal service requirements. The FCC has begun a separate rulemaking proceeding to consider the obligations of IP-based voice services providers and network providers under the Communications Assistance to Law Enforcement Act, which establishes federal requirements for wiretapping and other electronic surveillance capabilities.

     The FCC is also considering several petitions filed by individual companies concerning the regulatory rights and obligations of providers of IP-based voice services, and networks that handle IP-based voice traffic or that exchange that traffic with operators of Public Switched Telephone Network (PSTN) facilities. On December 23, 2003, the Company filed a forbearance petition with the FCC with respect to intercarrier compensation for certain types of IP-based voice communications. Specifically, the Company requested that the FCC forbear from enforcing provisions of the Communications Act that might otherwise result in the application of interstate and intrastate access charges to certain IP communications. The forbearance petition extends only to communications that either originate on the PSTN and terminate on an IP network, originate on an IP network and terminate on the PSTN, and certain traffic that originates and terminates on the PSTN that is incidental to an IP-PSTN service. The petition does not request forbearance with respect to IP-based voice communications that both originate and terminate on the PSTN, other than incidental traffic, or that originate and terminate on an IP network.

     The FCC has sought public comment with respect to the Company's forbearance petition. Under the Communications Act, the FCC must make a decision on the petition within one year


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of the petition's filing (plus one 90-day extension available at the FCC's discretion) or the petition is deemed granted as a matter of law. On October 21, 2004, the FCC extended the time period in which it can consider the Petition until March 22, 2005. The Company cannot predict the outcome of this proceeding, nor can it anticipate the manner in which the FCC's decision may affect the Company's operations or regulatory obligations.

     Several other petitions are also pending. In response to one such petition filed by pulver.com, the FCC ruled that peer-to-peer IP-based voice applications between end users using IP for which a fee is not charged are not "telecommunications services" under the federal Communications Act, but are information services. On October 18, 2002, AT&T Corporation filed a petition with the FCC requesting a declaratory ruling that calls that originate and terminate on the PSTN, but which may be converted into IP during some part of the transmission, are exempt from access charges under existing FCC rules. On April 21, 2004, the FCC rejected AT&T's Petition, stating that the calls described by AT&T were telecommunications services subject to access charges under existing FCC rules.

     On September 22, 2003, Vonage Holdings Corporation or Vonage filed a petition with the FCC requesting a declaration that its offerings, which originate on a broadband network in IP format and terminate on the PSTN, or vice versa, are interstate information services not subject to state regulation under the federal Communications Act and existing FCC rules. On November 10, 2004, the FCC adopted an order ruling that Vonage's service was an interstate service not subject to state regulation. The FCC did not rule whether the service was a telecommunications service or an information service under the Act.

     On February 5, 2004, SBC Communications Inc. filed two petitions with the FCC relating to IP communications. The first requests a declaratory ruling that all services offered on an IP platform are interstate information services, not telecommunications services, and that they are immune from state regulation as a result. The second requests that the FCC forbear from applying certain common carrier regulation to services offered on IP platforms. The FCC has sought public comment with respect to SBC's forbearance petition, and, under the Communications Act, the FCC must make a decision on the petition within one year of the petition's filing (with the possibility of a single 90-day extension available at the FCC's discretion). If the FCC does not act with respect to SBC's forbearance petition, the petition is deemed granted as a matter of law. The FCC has requested comment with respect to SEC's petition for declaratory ruling, but it is unclear when the FCC will rule.

     The state public utility commissions are also conducting regulatory proceedings that could impact our rights and obligations with respect to IP-based voice applications. Previously, the Minnesota Public Utilities Commission or MPUC ruled that Vonage's DigitalVoice service was a telephone service under state law, and ordered Vonage to obtain state certification, file tariffs, and comply with 911 requirements before continuing to offer the service in the state. Vonage filed a request in the Federal District Court for the District of Minnesota to enjoin the MPUC's decision. On October 16, 2003, a federal judge granted Vonage's request for an injunction, concluding that Vonage provides an information service immune from state regulation and thereby barring the MPUC from enforcing its decision. The MPUC has appealed to the U.S. Court of Appeals for the Eighth Circuit. That appeal is pending.

     The California Public Utilities Commission or CPUC, on February 11, 2004, initiated a rulemaking about the appropriate regulatory framework to govern Voice over Internet Protocol or VoIP. Among the issues the CPUC may consider is whether VoIP is subject to CPUC's regulatory authority, including whether VoIP providers should be required to contribute to state universal service programs, whether VoIP providers should be required to pay intrastate access charges, whether VoIP should be subject to basic consumer protection rules, and whether exempting VoIP providers from requirements applicable to traditional voice providers would create unfair competitive advantages for VoIP providers.

     Proceedings and petitions relating to IP-based voice applications are also under consideration in a number of other states, including but not limited to Alabama, Kansas, New York, North Dakota, Ohio, Oregon, Pennsylvania, Virginia, Washington, and Wisconsin.

     The Company cannot predict the outcome of any these petitions and regulatory proceedings or any similar petitions and regulatory proceedings pending before the FCC or state public utility commissions. Moreover, the Company cannot predict how their outcomes may affect the Company's operations or whether the FCC or state public utility commissions will impose additional requirements, regulations or charges upon the Company's provision of services related to IP communications.

     The Communications Act requires that every telecommunications carrier contribute, on an equitable and non-discriminatory basis, to federal universal service mechanisms established by the FCC, and the FCC also requires providers of non-common carrier telecommunications to contribute to universal service, subject to some exclusions and limitations. At present, these contributions are calculated based on contributors' interstate and international revenue derived from U.S. domestic end users for telecommunications or telecommunications services, as those terms are defined under FCC regulations. The Company, pursuant to federal regulations, pays these contributions. The amount of the Company's contributions can vary based upon the total amount of federal universal service support being provided under the FCC's federal mechanisms and associated administrative expenses, the methodology used by the FCC to calculate each carrier's contributions, and, at present, the proportion of the Company's assessable interstate and international revenue derived from its domestic end users for telecommunications or telecommunications services to, for all contributors, the total amount of assessable interstate and international revenue derived from domestic end users for telecommunications or telecommunications services. The extent to which the Company's services are viewed as telecommunications/ telecommunications services or as information services will also affect the Company's contributions. On December 13, 2002, the FCC adopted a Report and Order modifying the current method of carrier contributions to the universal service fund. The revised revenue-based methodology will impose universal service contributions on the basis of projected, collected end-user interstate revenue, in lieu of the current system of basing contributions on historical, gross-billed revenue. This revised methodology is intended to operate as an interim solution only, subject to further revision following the comments in response to the Commission's Second Further Notice of Proposed Rulemaking included in this Order. The FCC also increased the wireless safe harbor from 15% to 28.5% to address concerns that the current interim safe harbor for mobile wireless providers is inappropriate in light of changing market conditions. The interim changes adopted by the FCC will not have a material impact on the amount of the Company's contributions. In the Second Further Notice, the FCC seeks comment


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on how to further reform the manner in which the FCC assesses carrier contributions to the universal service fund. The Company is unable to predict the changes, if any, the FCC will adopt and the cumulative effect of any such changes on the Company's total universal service contribution payments.

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits:

     99.1 Press Release, dated November 12, 2004, of Level 3 Communications,
Inc.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          LEVEL 3 COMMUNICATIONS, INC.


                                          By /s/ Neil J. Eckstein
                                             ----------------------------
                                             Neil J. Eckstein
                                             Senior Vice President


Date:  November 12, 2004


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                                  EXHIBIT INDEX


Exhibit:
--------

99.1 Press Release, dated November 12, 2004, of Level 3 Communications, Inc.